As filed with the Securities and Exchange Commission on: May 3, 2004	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CAPITOL BANCORP LTD.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	6711 (Primary Standard Industrial Classification Code Number)	38-2761672 (I.R.S. Employer Identification No.)

Capitol Bancorp Center
200 Washington Square North, Fourth Floor
Lansing, Michigan 48933
(517) 487-6555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cristin Reid English, Esq.
Capitol Bancorp Ltd.
Capitol Bancorp Center
200 Washington Square North, Fourth Floor
Lansing, Michigan 48933
(517) 487-6555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Phillip D. Torrence, Esq. Miller, Canfield, Paddock and Stone, P.L.C. 444 West Michigan Avenue Kalamazoo, Michigan 49007 (269) 383-5804	Anthony Gaeta, Jr., Esq. Gaeta & Associates, P.A. 8305 Falls of Neuse Road, Suite 203 Raleigh, North Carolina 27615 (919) 845-2558

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement and the satisfaction or waiver of all other conditions to the merger as described in the enclosed proxy statement/prospectus.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☑ (No. 333-112105)

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed	Amount
Title of Each		Maximum	Maximum	of
Class of Securities	Amount to be	Offering Price	Aggregate	Registration
to be Registered	Registered	Per Share	Offering Price	Fee(2)
Common Stock, no par value per share	8,827 shares(1)	N/A	$221,337	$28

(1)	Represents the number of additional shares of common stock, no par value, of the registrant that may be issued in connection with the merger of First Carolina State Bank, a North Carolina banking corporation with and into a wholly owned direct subsidiary of the registrant, as described in the registration statement on Form S-4 (No. 333-112105), which became effective on February 11, 2004. In connection with the filing of that registration statement, 174,561 shares of common stock of the registrant were registered with the Securities and Exchange Commission and a fee of $411.00 was paid. The registrant now anticipates that up to 183,388 shares of its common stock may be issued in the merger.

(2)	Pursuant to Rules 457(c) and 457(f) under the Securities Act of 1933, as amended, the registration fee was based on the average of the high and low sales prices of the registrant’s common stock as reported on the New York Stock Exchange on April 30, 2004 ($25.075), and computed based on the number of additional shares of common stock of the registrant to be registered by this registration statement.

EXPLANATORY NOTE

     This registration statement is being filed by the registrant pursuant to General Instruction K of Form S-4 and Rule 462(b) under the Securities Act of 1933, as amended, to register an additional 8,827 shares of common stock, no par value, of the registrant, Capitol Bancorp Ltd., a Michigan corporation, for issuance in connection with the merger of First Carolina State Bank, a North Carolina banking corporation with and into CBC Bank, a North Carolina banking corporation and wholly owned subsidiary of the registrant. In the merger, each share of common stock, par value $5.00 per share, of First Carolina State Bank will be converted into the right to receive either $14.00 in cash or shares of common stock of the registrant, or a combination of both.

     The registrant previously registered a total of 174,561 shares of common stock in connection with the merger by means of a currently effective registration statement on Form S-4 (No. 333-112105), which was declared effective by the Securities and Exchange Commission on February 11, 2004. The maximum number of shares of common stock to be issued pursuant to the merger is expected to be 183,388.

INCORPORATION BY REFERENCE

     The registrant hereby incorporates by reference the contents of its registration statement on Form S-4 (No. 333-112105).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lansing, State of Michigan on May 3, 2004.

CAPITOL BANCORP LIMITED
By:	/s/ JOSEPH D. REID
JOSEPH D. REID
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 3, 2004.

     By signing below, each of the undersigned does hereby severally constitute and appoint Joseph D. Reid, Cristin Reid English and Lee W. Hendrickson, and each and every one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (both pre- effective and post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each and every one of them, full power and authority to do and perform each and every act and things requisite or necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys and agents, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ JOSEPH D. REID JOSEPH D. REID	Chairman of the Board, President and Chief Executive Officer, Director (Principal Executive Officer)

/s/ LEE W. HENDRICKSON LEE W. HENDRICKSON	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ ROBERT C. CARR ROBERT C. CARR	Executive Vice President, Treasurer, Director

/s/ DAVID O’LEARY DAVID O’LEARY	Secretary, Director

Signature	Title

LOUIS G. ALLEN	Director

/s/ PAUL R. BALLARD PAUL R. BALLARD	Director

/s/ DAVID L. BECKER DAVID L. BECKER	Director

/s/ DOUGLAS E. CRIST DOUGLAS E. CRIST	Director

MICHAEL J. DEVINE	Director

JAMES C. EPOLITO	Director

/s/ GARY A. FALKENBERG GARY A. FALKENBERG	Director

JOEL I. FERGUSON	Director

KATHLEEN A. GASKIN	Director

/s/ H. NICHOLAS GENOVA H. NICHOLAS GENOVA	Director

/s/ MICHAEL F. HANNLEY MICHAEL F. HANNLEY	Director

/s/ LEWIS D. JOHNS LEWIS D. JOHNS	Director

/s/ MICHAEL L. KASTEN MICHAEL L. KASTEN	Director

/s/ JOHN S. LEWIS JOHN S. LEWIS	President, Western Regions, Director

Signature	Title

/s/ HUMBERTO S. LOPEZ HUMBERTO S. LOPEZ	Director

LEONARD MAAS	Director

LYLE W. MILLER	Director

/s/ KATHRYN L. MUNRO KATHRYN L. MUNRO	Director

/s/ MYRL D. NOFZIGER MYRL D. NOFZIGER	Director

/s/ CRISTIN REID ENGLISH CRISTIN REID ENGLISH	Chief Administrative Officer, Director

RONALD K. SABLE	Director

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger (included in this proxy statement/prospectus as Annex A).*

5	Opinion of Miller, Canfield, Paddock and Stone, P.L.C., as to the validity of the shares.*

8	Tax Opinion of Miller, Canfield, Paddock and Stone, P.L.C. *

23.1a	Consent of BDO Seidman, LLP.*

23.1b	Consent of BDO Seidman, LLP.*

23.1c	Consent of The Carson Medlin Company (financial advisor).*

23.2	Consent of Miller, Canfield, Paddock and Stone, P.L.C. (included in Exhibit 8).*

23.3	Consent of BDO Seidman, LLP.

23.4	Consent of Dixon Hughes, PLLC

23.5	Consent of Miller, Canfield, Paddock and Stone, P.L.C.

23.6	Consent of The Carson Medlin Company.

24	Powers of Attorney (see signature page of this Registration Statement).

99.1	Form of proxy for the Special Meeting of Shareholders of First Carolina State Bank.*

*	Incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-4 of Capitol Bancorp Ltd., filed February 11, 2004.